                                                                    Exhibit 99.1

NCO group (R) Logo





                                                                    NEWS RELEASE

For Immediate Release


                   NCO Group Announces fourth QUARTER Results of $0.37 per share and provides investor guidance for 2004


HORSHAM, PA, February 9, 2004 - NCO Group, Inc. ("NCO" or the "Company") (Nasdaq: NCOG), a leading provider of accounts receivable management and collection services, announced today that during the fourth quarter it achieved net income of $10.3 million, or $0.37 per diluted share, as compared to net income of $6.8 million, or $0.26 per diluted share, in the fourth quarter of 2002. These earnings were within NCO's previously announced guidance of $0.32 to $0.38 per share.

Revenue in the fourth quarter of 2003 was $187.6 million, an increase of 8.9%, or $15.4 million, from revenue of $172.2 million in the fourth quarter of the previous year.

NCO's operations are currently organized into market specific divisions that include: U.S. Operations, Portfolio Management and International Operations. These divisions accounted for $169.6 million, $20.3 million and $18.9 million of the revenue for the fourth quarter of 2003, respectively. Included in U.S. Operations' revenue was $12.7 million of inter-company revenue from Portfolio Management and included in International Operations' revenue was $8.5 million of inter-company revenue from U.S. Operations. In the fourth quarter of 2002, these divisions accounted for $156.8 million, $16.7 million and $13.1 million of the revenue, respectively, before inter-company eliminations of $10.2 million included in U.S. Operations and $4.2 million included in International Operations.

The net effect of the previously disclosed long-term collection contract for the fourth quarter of 2003 was the recognition of $6.2 million, or $0.13 per diluted share. This compares to a negative impact of $1.7 million, or $0.03 per diluted share, for the fourth quarter of 2002. The revenue impact during the fourth quarter of 2003 consisted of a bonus of $1.9 million earned on accounts placed between January 1, 2000 and December 31, 2001, as well as the recognition of $4.3 million of revenue on accounts placed between January 1, 2002 and December 31, 2003, most of which had been deferred in previous quarters.

During the fourth quarter, the Company amended the terms of the long-term collection contract. The amendment limits NCO's exposure on the guarantee component of the contract to a maximum of $19.5 million at the last two settlement dates ($6.0 million at the May 31, 2004 settlement and $13.5 million at the May 31, 2005 settlement). Any guarantee at the settlement dates in excess of these limits will be deducted from future bonuses, if any, as they are earned. NCO is not responsible to pay the client if future bonuses are inadequate to cover the additional guarantee. Had NCO not renegotiated the contract, the net effect of the collection contract for the fourth quarter of 2003 would have been a negative impact of $678,000, or $0.01 per diluted share, due to additional deferred revenue as a result of higher than expected placements. Because, as of December 31, 2003, the Company has deferred sufficient revenue to meet its maximum exposure at the respective settlement dates, there will be no further deferrals of revenue under this contract.

Effective for placements of accounts beginning on January 1, 2004, the Company has entered into a new, traditional contingency contract with this client that does not include guarantees. The Company believes the new contract will provide a similar earnings opportunity as the previous relationship without the need to defer revenue into future periods.

NCO's payroll and related expenses as a percentage of revenue decreased for the fourth quarter of 2003 as compared to the same period in the prior year. The decrease in payroll and related expenses as a percentage of revenue was partially attributable to the additional revenue recorded as a result of the amendment to the long-term collection contact since no expenses were incurred in connection with the recognition of the revenue. Additionally, the decrease was also partially attributable to the shift of more of our collection work to outside attorneys and other third party service providers, and the continued rationalization of staff.

NCO's selling, general and administrative expenses as a percentage of revenue increased for the fourth quarter of 2003 as compared to the same period in the prior year. The increase in selling, general and administrative expenses as a percentage of revenue was primarily attributable to the increased usage of outside attorneys and other third party service providers. This increase was partially offset by the additional revenue recorded as a result of the amendment to the long-term collection contact since no expenses were incurred in connection with the recognition of that revenue.

NCO also announced that it expects earnings per share, on a diluted basis, to be approximately $1.56 to $1.64 per diluted share for 2004. This range includes the anticipated impact of approximately $0.09 per diluted share in expenses associated with the Company's upcoming implementation of SAP. For the first quarter of 2004, NCO expects diluted earnings per share to range from $0.38 to $0.42.

Commenting on the quarter, Michael J. Barrist, Chairman and Chief Executive Officer, stated, "I am very pleased that during the fourth quarter we were able to bring closure to the amendment of our long-term collection contract, as well as execute a new traditional collection contract with this key client. The benefit we received from the amendment offset the effect of higher than expected placements received under the long-term collection contract during the quarter. More importantly, the amendment, in conjunction with the new agreement, allows us to move into 2004 with no further revenue deferrals, an ongoing earnings opportunity consistent with prior years, and better earnings visibility since our revenue will be recognized in the same period as collections are received.

"2004 is a very important year for NCO as we begin the process of transitioning from the leading brand in Accounts Receivable Outsourcing to a provider of Business Process Outsourcing Services. We believe that the pending RMH and NCPM transactions, in conjunction with deployment of our SAP initiative, will allow NCO to be able to take advantage of an improving economy and will position us as a global leader in Business Process Outsourcing Services with one of the largest service platforms in our marketplace."

NCO will host an investor conference call on Tuesday, February 10, 2004, at 11:30 a.m., ET, to address the items discussed in this press release in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing (888) 209-7450 (domestic callers) or (706) 643-7734 (international callers). A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (800) 642-1687 (domestic callers) or (706) 645-9291 (international callers) and providing the pass code 5357696.

NCO Group, Inc. is the largest provider of accounts receivable collection services in the world. NCO provides services to clients in the financial services, healthcare, retail and commercial, utilities, education, telecommunications, and government sectors.

For further information:

At NCO Group, Inc.
Michael J. Barrist,
Chairman and CEO
Steven L. Winokur,
EVP, Finance and CFO
(215) 441-3000
www.ncogroup.com
                 ----------------------------------------------

Certain statements in this press release, including, without limitation, statements as to fluctuations in quarterly operating results, statements concerning projections, statements concerning the long-term collection contact, statements concerning strategic initiatives, statements as to the economy and its effects on NCO's business, statements as to the pending acquisitions of RMH Teleservices, Inc. and the minority interest of NCO Portfolio Management, Inc., statements as to trends, statements as to NCO's or management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, the risk that NCO will not be able to implement its business strategy as and when planned, risks related to the final outcome of the environmental liability, risks related to past and possible future terrorists attacks, risks related to the economy, the risk that NCO will not be able to improve margins, risks relating to growth and future acquisitions, risks related to the pending acquisitions of RMH Teleservices, Inc. and the minority interest of NCO Portfolio Management, Inc., risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations, risks relating to any adverse impact of restating the Company's historical financial statements and other risks detailed from time to time in NCO's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K, as amended, for the year ended December 31, 2002, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.


                 ----------------------------------------------

                                 NCO GROUP, INC.
                        Unaudited Selected Financial Data
                  (in thousands, except for per share amounts)




Statements of Income:
                                                                                For the Three Months
                                                                                 Ended December 31,
                                                                          ---------------------------------
                                                                            2002                     2003
                                                                          ---------               ---------

Revenue                                                                   $ 172,225               $ 187,606

Operating costs and expenses:
       Payroll and related expenses                                          83,936                  85,863
       Selling, general and administrative expenses                          64,045                  71,969
       Depreciation and amortization expense                                  7,546                   7,882
                                                                          ---------               ---------
                                                                            155,527                 165,714
                                                                          ---------               ---------
Income from operations                                                       16,698                  21,892

Other income (expense):
       Interest and investment income                                         1,078                     975
       Interest expense                                                      (5,731)                 (5,731)
       Other income                                                              74                    --
                                                                          ---------               ---------
                                                                             (4,579)                 (4,756)
                                                                          ---------               ---------
Income before income taxes                                                   12,119                  17,136

Income tax expense                                                            4,589                   6,071
                                                                          ---------               ---------

Income from operations before minority interest                               7,530                  11,065

Minority interest                                                              (726)                   (811)
                                                                          ---------               ---------

Net income                                                                $   6,804               $  10,254
                                                                          =========               =========

Net income per share:
       Basic                                                              $    0.26               $    0.39
                                                                          =========               =========
       Diluted                                                            $    0.26               $    0.37
                                                                          =========               =========

Weighted average shares outstanding:
       Basic                                                                 25,908                  25,981
       Diluted                                                               29,717                  30,149


Selected Balance Sheet Information:
                                                                                  As of December 31,
                                                                          ---------------------------------
                                                                             2002                   2003
                                                                          ---------               ---------

Cash and cash equivalents                                                 $  25,159               $  45,644
Current assets                                                              215,226                 229,452
Total assets                                                                966,281                 946,111

Current liabilities                                                         107,009                 126,674
Long-term debt, net of current portion                                      334,423                 245,158
Shareholders' equity                                                        435,762                 490,417


                                 NCO GROUP, INC.
                             Selected Financial Data
                  (in thousands, except for per share amounts)


Statements of Income:

                                                             For the Year
                                                          Ended December 31,
                                                        ----------------------
                                                           2002            2003
                                                        ---------       ---------

Revenue                                                 $ 703,450       $ 753,816

Operating costs and expenses:
      Payroll and related expenses                        335,405         350,369
      Selling, general and administrative expenses        249,672         282,268
      Depreciation and amortization expense                27,324          31,628
                                                        ---------       ---------
                                                          612,401         664,265
                                                        ---------       ---------
Income from operations                                     91,049          89,551

Other income (expense):
      Interest and investment income                        3,222           3,927
      Interest expense                                    (20,976)        (22,998)
      Other (expense) income                                 (216)          1,128
                                                        ---------       ---------
                                                          (17,970)        (17,943)
                                                        ---------       ---------
Income before income taxes                                 73,079          71,608

Income tax expense                                         27,702          26,732
                                                        ---------       ---------

Income from operations before minority interest            45,377          44,876

Minority interest                                          (3,218)         (2,430)
                                                        ---------       ---------

Net income                                              $  42,159       $  42,446
                                                        =========       =========

Net income per share:
      Basic                                             $    1.63       $    1.64
                                                        =========       =========
      Diluted                                           $    1.54       $    1.54
                                                        =========       =========

Weighted average shares outstanding:
      Basic                                                25,890          25,934
      Diluted                                              29,829          29,895


                                 NCO GROUP, INC.
                        Unaudited Selected Financial Data
                  (in thousands, except for per share amounts)


Consolidating Statements of Income:
                                                              For the Three Months Ended December 31, 2003
                                                     --------------------------------------------------------------
                                                                                       Intercompany
                                                      NCO Group      NCO Portfolio     Eliminations    Consolidated
                                                      ---------      -------------     ------------    ------------
Revenue                                               $ 180,005        $  20,289        $ (12,688)       $ 187,606

Operating costs and expenses:
       Payroll and related expenses                      85,415              448             --             85,863
       Selling, general and administrative expenses      70,952           13,705          (12,688)          71,969
       Depreciation and amortization expense              7,801               81             --              7,882
                                                      ---------        ---------        ---------        ---------
                                                        164,168           14,234          (12,688)         165,714
                                                      ---------        ---------        ---------        ---------
Income from operations                                   15,837            6,055             --             21,892

Other income (expense):
       Interest and investment income                       590              520             (135)             975
       Interest expense                                  (2,830)          (2,967)              66           (5,731)
       Other income (expense)                              --               --               --               --
                                                      ---------        ---------        ---------        ---------
                                                         (2,240)          (2,447)             (69)          (4,756)
                                                      ---------        ---------        ---------        ---------
Income before income tax expense                         13,597            3,608              (69)          17,136

Income tax expense                                        4,744            1,327             --              6,071
                                                      ---------        ---------        ---------        ---------

Income from operations before minority interest           8,853            2,281              (69)          11,065

Minority interest (1)                                      --                (69)            (742)            (811)
                                                      ---------        ---------        ---------        ---------

Net income                                            $   8,853        $   2,212        $    (811)       $  10,254
                                                      =========        =========        =========        =========

(1) NCO Group owns 63% percent of the outstanding common stock of NCO Portfolio Management, Inc.

                                 NCO GROUP, INC.
                             Selected Financial Data
                  (in thousands, except for per share amounts)


Consolidating Statements of Income:
                                                                   For the Year Ended December 31, 2003
                                                      -------------------------------------------------------------
                                                                                      Intercompany
                                                      NCO Group      NCO Portfolio    Eliminations     Consolidated
                                                      ---------      -------------    ------------     ------------
Revenue                                               $ 727,918        $  75,456        $ (49,558)       $ 753,816

Operating costs and expenses:
       Payroll and related expenses                     348,635            1,734             --            350,369
       Selling, general and administrative expenses     278,214           53,612          (49,558)         282,268
       Depreciation and amortization expense             31,249              379             --             31,628
                                                      ---------        ---------        ---------        ---------
                                                        658,098           55,725          (49,558)         664,265
                                                      ---------        ---------        ---------        ---------
Income from operations                                   69,820           19,731             --             89,551

Other income (expense):
       Interest and investment income                     2,275            2,232             (580)           3,927
       Interest expense                                 (12,218)         (11,087)             307          (22,998)
       Other income (expense)                             1,128             --               --              1,128
                                                      ---------        ---------        ---------        ---------
                                                         (8,815)          (8,855)            (273)         (17,943)
                                                      ---------        ---------        ---------        ---------

Income before income tax expense                         61,005           10,876             (273)          71,608

Income tax expense                                       22,756            3,976             --             26,732
                                                      ---------        ---------        ---------        ---------

Income from operations before minority interest          38,249            6,900             (273)          44,876

Minority interest (1)                                      --               (273)          (2,157)          (2,430)
                                                      ---------        ---------        ---------        ---------

Net income                                            $  38,249        $   6,627        $  (2,430)       $  42,446
                                                      =========        =========        =========        =========

(1) NCO Group owns 63% percent of the outstanding common stock of NCO Portfolio Management, Inc.